EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statement (No. 333-XXXXX) on Form S-3 of Holly Energy Partners, L.P. of our report dated February 15, 2022, with respect to the consolidated financial statements of Sinclair Transportation Company and its subsidiaries, which report appears in the Form 8-K/A of Holly Energy Partners, L.P. dated March 16, 2022, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Salt Lake City, Utah

May 23, 2022